SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

Date of Report (Date of earliest event reported): August 17, 1994

                   AMERICAN HOME PRODUCTS CORPORATION
         (Exact name of registrant as specified in its charter)

                                Delaware
             (State or other jurisdiction of incorporation)

                                 1-1225
                        (Commission File Number)

                               13-2526821
                    (IRS Employer Identification No.)

                 Five Giralda Farms, Madison New Jersey
                (Address of principal executive offices)

                                  07940
                               (Zip Code)

Registrant's telephone number, including area code (201) 660-5000

                                   n/a
             (Former address if changed since last report).

Item 5. Other Events.

     On August 17, 1994, American Home Products Corporation and American Cyanamid Company issued a joint press release announcing that they have entered into a definitive merger agreement which provides for American Home Products to pay American Cyanamid stockholders a price of $101 per share in cash for all outstanding shares of American Cyanamid.

Item 7. Exhibit-Index:

Exhibit-99 -- Joint Press Release, dated August 17, 1994, announcing the execution of the definitive merger agreement between American Home Products Corporation and American Cyanamid in which American Home Products agreed to pay American Cyanamid stockholders a price of $101 per share in cash for all outstanding shares of American Cyanamid.


                      Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf hereunto duly authorized.

                              AMERICAN HOME PRODUCTS CORPORATION


                              By:/s/ Robert G. Blount
                               Robert G. Blount
                              Executive Vice President

Date: August 18, 1994